Exhibit 99.1

Vislink Technologies, Inc. Announces 1-For-20 Reverse Stock Split As Part of Nasdaq Compliance Plan

Mt. Olive, NJ, April 28, 2023 – Vislink Technologies, Inc. (NASDAQ: VISL) (“Vislink” or the “Company”), today announced that it will effect a 1-for-20 reverse stock split (“Reverse Split”) of its common stock, $0.00001 par value per share (“Common Stock”), that will become effective on May 1, 2023 at 12:01 a.m. EST. The shares of the Company’s common stock are expected to begin trading on the NASDAQ Capital Market (“NASDAQ”) on a post-split basis on May 1, 2023. No change was made to the trading symbol for the Company’s shares of common stock, “VISL” in connection with the Reverse Split.

The Company expects that the Reverse Split will allow the Company to regain compliance with the $1.00 minimum bid price requirement of the Nasdaq Capital Market. The new CUSIP number for the Common Stock following the Reverse Split will be 92836Y409.

At the Company’s special meeting of stockholders held on January 11, 2023 (the “Special Meeting”), the Company’s stockholders approved the proposal to authorize the Company’s Board of Directors (the “Board”), in its sole and absolute discretion, to file a certificate of amendment (the “Amendment”) to the Company’s restated certificate of incorporation to, among other things, effect the Reverse Split at a ratio to be determined by the Board, ranging from 1-for-2 to 1-for-50. On April 26, 2023, the Board approved the Reverse Split at a ratio of 1-for-20 and the Amendment was filed with the Secretary of State of the State of Delaware, which became effective upon receipt by the Delaware Secretary of State, with the Reverse Split to become effective at the date and time described above.

The Reverse Split will affect all issued and outstanding shares of Common Stock. All outstanding options, warrants, and other securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the Reverse Split, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plans will also be appropriately adjusted. Following the Reverse Split, the par value of the Common Stock will remain unchanged at $0.00001 par value per share. The Reverse Split will not change the authorized number of shares of Common Stock or preferred stock. No fractional shares will be issued in connection with the Reverse Split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment equal to the fraction of a share of Common Stock in lieu of such fractional share.

The Reverse Split will reduce the number of shares of Common Stock issued and outstanding from approximately 47.419 million to approximately 2.37095 million.

Additional information regarding the Reverse Split is available in the Company’s definitive proxy statement originally filed with the U.S. Securities and Exchange Commission (SEC) on November 22, 2022, and the Current Report on Form 8-K filed today with the SEC.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high-quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. Through its Mobile Viewpoint product lines, Vislink also provides live streaming solutions using bonded cellular, 5G, and AI-driven technologies for automated news and sports productions.

The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience in the areas of terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems to deliver a broad spectrum of customer solutions. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, the ability of the Company to regain compliance with the $1.00 minimum bid price requirement and the continued listing of the Company’s securities on The NASDAQ Stock Market, expectations regarding the capitalization, resources and ownership structure of the Company, future operations, future financial position, future revenues including from bookings activity, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities, acquisitions integration, and expected market opportunities across the Company’s operating segments including the live event production market, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts

Media Contact:

Nicole Rosen

Pagan Communications

nicoler@dpagan.com

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Group, Inc.

VISL@gatewayir.com